EXHIBIT 99.3

BK Technologies Names Kyle Cerminara Chairman

WEST MELBOURNE, FL / ACCESSWIRE / July X, 2022 / BK Technologies Corporation (NYSE American: BKTI) (“BK Technologies” or the “Company”) today announced that board member Kyle Cerminara has been named Chairman of the Board of Directors.  Mr. Cerminara replaces Major General (Ret.) E. Gray Payne, who will remain a board member.

Mr. Cerminara was appointed to the Board of Directors in July 2015 and served as Chairman from March 2017 until April 2020. Mr. Cerminara has over 20 years’ experience as an institutional investor, asset manager, director, chief executive, founder, and operator of multiple financial services and technology businesses. Mr. Cerminara co-founded Fundamental Global in 2012, which is the largest stockholder of the Company, and serves as its Chief Executive Officer.

Mr. Cerminara is currently a member of the board of directors of a number of companies focused in the reinsurance, investment management, technology, and communication sectors. These include FG Financial Group, Inc. (Nasdaq: FGF), which operates as a diversified reinsurance and investment management company; Ballantyne Strong, Inc. (NYSE American: BTN), a holding company with diverse business activities focused on serving the entertainment and retail markets; and Firefly Systems Inc., a venture- backed digital advertising company.

Mr. Cerminara was previously a portfolio manager at Sigma Capital Management, a director and sector head of the Financials Industry at Highside Capital Management, and a portfolio manager and director at CR Intrinsic Investors. Before joining CR Intrinsic Investors, Mr. Cerminara was at T. Rowe Price from 2001 to 2007, where he was named amongst Institutional Investor’s Best of the Buy Side Analysts, and began his career as an analyst at Legg Mason.

Mr. Cerminara received an MBA degree from the Darden Graduate School of Business at the University of Virginia and a B.S. in Finance and Accounting from the Smith School of Business at the University of Maryland.  Mr. Cerminara holds the Chartered Financial Analyst (CFA) designation.

Mr. Cerminara commented, “It is exciting to see the marketplace interest in BK’s line of portable communications technologies and the progress the Company is making advancing its new LTE strategy to expand beyond private network applications.  I would like to thank Gray for his service as Chairman of BK, and I look forward to continuing to work with the board and management to drive growth and shareholder value.”

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About BK Technologies

BK Technologies Corporation manufactures high-specification, American-made communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies. BK Technologies is honored to serve these heroes with reliable equipment when every moment counts. The Company's common stock trades on the NYSE American market under the symbol "BKTI". Maintaining its headquarters in West Melbourne, Florida, BK Technologies can be contacted through its web site at www.bktechnologies.com or directly at 1-800-821-2900.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern the Company’s operations, economic performance, and financial condition, including, but not limited to, statements regarding the Company’s long-term strategic plan, and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of the Company, or industry results, to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. Such factors and risks, some of which have been, and may further be, exacerbated by local, regional, national and international economic conditions that have deteriorated as a result of the COVID-19 pandemic and the ongoing war in Ukraine and related sanctions, include, among others, the following: changes or advances in technology; the success of our land mobile radio product line; disruption in the global supply chain creating delays, unavailability and adverse conditions; successful introduction of new products and technologies, including our ability to successfully develop and sell our anticipated new multiband product and other related products in the planned new BKR Series product line and our announced SaaS solutions; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations, any impact from a prolonged shutdown of the U.S. Government, continued volatility in the capital and credit markets, interest and exchange rates, commodity and equity prices; public health crises, epidemics, and pandemics such as the COVID-19 pandemic; effects of the COVID-19 pandemic the occurrence of hostilities, political instability or catastrophic events, such as the ongoing war in Ukraine, including the impact of related sanctions being imposed by the U.S. Government and the governments of other countries, impact of potential reprisals as a consequence thereof and any related sanctions; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; risks associated with fixed-price contracts; heavy reliance on sales to agencies of the U.S. Government and our ability to comply with the requirements of contracts, laws and regulations related to such sales; allocations by government agencies among multiple approved suppliers under existing agreements; our ability to comply with U.S. tax laws and utilize deferred tax assets; our ability to attract and retain executive officers, skilled workers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and to consummate, acquisition, disposition or investment transactions, and risks incumbent to being a noncontrolling interest stockholder in a corporation; impact of the COVID-19 pandemic or the ongoing war in Ukraine on the companies in which the Company holds investments; impact of our capital allocation strategy; risks related to maintaining our brand and reputation; impact of government regulation; impact of rising health care costs; our business with manufacturers located in other countries, including changes in the U.S. Government and foreign governments’ trade and tariff policies, as well as any further impact resulting from the COVID-19 pandemic or the ongoing war in Ukraine; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results and stock price; acts of war or terrorism, natural disasters and other catastrophic events, such as the COVID-19 pandemic and the ongoing war in Ukraine; any infringement claims; data security breaches, cyber-attacks and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE American listing; risks related to being a holding company; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Company Contact:

IMS Investor Relations

John Nesbett/Jennifer Belodeau

bktechnologies@imsinvestorrelations.com

(203) 972-9200

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